Exhibit 10.19

contracts for lease

CZBANK  Zheshang Bank

Contracts for Lease

20007300) Zhejiang Merchant Bank Jiezi (202) No. 0027

State New Subillions Electronics Technology Co., LTD

Borrower (full name):             Lender (full name): Hangzhou Linan Branch, Zhejiang Commercial Bank Co., LTD

In accordance with relevant national laws, regulations and rules, this contract is hereby concluded through full consultation between the borrower and the lender for both parties to abide by.

Article 1 Borrower’s Commitment

(1) The borrower is an enterprise (company) legal person or other organization that can be established according to law and registered by the competent department or other organization that can be regarded as a borrower according to state regulations, and has the right to conclude and perform this contract according to law.

(Ii) The internal authorization procedures required by the Borrower to sign this Contract have been completed, and the signature on this Contract is made by the legal representative/person in charge of the Borrower or authorized agent, and this Contract shall be legally binding on the Borrower upon its effective date.

(Iii) The execution of this Contract or the performance of its obligations hereunder by the Borrower shall not conflict with, or cause a breach of, the provisions of its articles of association, any laws and regulations or any agreement entered into by the Borrower.

(4) The financial report provided by the borrower is prepared in accordance with the accounting standards and accounting systems promulgated by the relevant departments of the state, which truly and accurately reflects the financial position of the borrower in the reporting year, without any false information or false statement, and there is no sign of deterioration in the financial position of the borrower since the latest reporting date.

(5) The documents and materials provided by the borrower to the lender regarding the borrower, guarantor, shareholders and other loan documents are true, complete, legal and effective, and the copies submitted are consistent with the original.

(VI) Except for the written notice given to the Lender prior to the execution date of this Contract, the Borrower has not been involved or is about to be involved in any litigation, arbitration or administrative proceedings that affect or may affect the performance of this Contract by the Borrower.

(7) During the term of the loan, the relevant financial indicators shall be guaranteed not lower than the agreed level by both parties. The specific financial indicators shall be agreed by both parties in the “Other Matters” of this Contract.

(8) Use the loan according to the purposes agreed herein and draw the loan funds in accordance with the methods agreed herein; cooperate with the lender in loan payment management, post-loan management and related inspection.

(9) Timely, comprehensive and accurate disclosure of related party relationships and related transactions to the lender (the above terms are in accordance with the “Accounting Standards for Business Enterprises No.36 —— Related Party Disclosure” issued by the Ministry of Finance (Caihui [2006] No.3) and subsequent relevant provisions

The same words in the revised guidelines have the same meaning).

(10) If the loan under this contract is secured by a mortgaged property, the borrower shall promptly notify the lender upon becoming aware of the impending demolition of the mortgaged property. In cases where demolition involves property-for-property compensation, the borrower shall negotiate with the lender to either prepay the debt or replace the collateral. Before the original mortgaged property is demolished and new mortgage registration is completed, the borrower shall provide collateral acceptable to the lender. For compensation through government subsidies, the borrower shall ensure the mortgagor continues to provide collateral by pledging the subsidy as a certificate of deposit, or prepay the debt.

(11) If the loan under this Contract is issued on a credit basis, the borrower shall submit the information of external guarantee to the lender in a complete, true and accurate manner on a regular basis.

(12) Implement measures to strengthen environmental, social, and governance (ESG) risk management to ensure lawful compliance in energy conservation and emission reduction. When borrowers or their investment projects involve significant ESG risks, they shall submit ESG risk reports to the lender. In the event of major ESG risk incidents, borrowers must promptly implement appropriate risk mitigation measures and report the potential impacts of such incidents. Should borrowers fail to fulfill commitments, provide false information, conceal facts, or agree to assume liability under Article 13(6) of this contract when energy consumption risks, pollution hazards, or major ESG incidents materialize, the borrower shall be liable for breach of contract.

(13) Obtain the consent of the Lender before carrying out the major matters mentioned in Clause 7 of Article 11 hereof.

(14) Notify the lender in time when any major adverse event affecting the solvency occurs.

Article 2 The types of loans under this Contract are as follows: 21.1.

Article 3 The purpose of the loan under this Contract is as follows: 21.2.

Without the written consent of the Lender, the Borrower shall not change the purpose of the loan specified in this Contract.

Article 4 The Amount and Term of the Loan

(I) The currency and amount of the loan under this Contract are (in words) as shown in 21.3.

(Ii) The term of the loan under this Contract shall commence on the date of 21.4 and end on the date of 21.4.

If the loan is drawn in installments, the maturity date of each loan shall not exceed the maturity date agreed herein.

The specific date of withdrawal and the amount of withdrawal shall be subject to the loan certificate, which is an integral part of this Contract and has the same legal effect as this Contract.

Article 5 Interest Rate and Interest Calculation

(1) The interest rate of RMB loan shall be determined in the following 21.5 ways. Both parties shall evaluate the market interest rate quarterly and renegotiate the loan interest rate when the market interest rate changes significantly:

1. floating interest rate

The LPR+ 21.5 basis points (BP) shall apply as specified in Section 21.5 (1-year/over 5 years). The LPR refers to the Loan Prime Rate (LPR) on the lending date or the preceding business day prior to the rate adjustment date for each loan.

Interest rate adjustment is based on 21.5 (one month/three months/12 months) as a cycle. If the loan market quoted interest rate is adjusted during the loan term, the adjusted interest rate shall be implemented from the corresponding date of borrowing on the first month of the next cycle after the adjustment.

If the rate and the floating range remain unchanged, if there is no corresponding date of the loan in that month, the last day of that month shall be regarded as the corresponding date of the loan.

2. The fixed rate is set at an annual interest rate of 21.5%, equivalent to the LPR+ rate for 21.5% (1-year/LPR+ rate for over 5 years).

21.5 Base Point (BP). LPR refers to the loan market quotation rate on the working day prior to the execution of this Contract. During the performance of this Contract, the interest rate specified in this Contract shall be implemented. If the loan market quotation rate is adjusted, the interest rate in this Contract shall still be implemented.

(2) The interest rate of foreign exchange loan shall be determined according to the following 21.6 ways:

1. The annual interest rate is a fixed borrowing rate of 21.6%.

2. See 21.6 (in words) months of 21.6 (SOFR/TERM SOFR/HIBOR/SHIBOR/ EURIBOR/ESTR/TONAR/TIBOR/CORRA) + Refers to a floating borrowing rate of 21.6 (in words) months as specified in 21.6 (in words).

SOFR refers to the New York Fed’s Guaranteed Overnight Funding Rate (GOOFR) published three business days before each loan drawdown or interest rate adjustment. TERM SOFR is a forward-looking benchmark calculated by the Chicago Mercantile Exchange (CME) based on SOFR derivative prices. HIBOR denotes the Hong Kong Interbank Association (HKAB) - published rate for the same duration and currency, provided by financial terminals including Reuters around 11:30 AM Beijing Time on the business day preceding each loan drawdown or interest rate adjustment. SHIBOR is the Shanghai Interbank Offered Rate (SIBOR) published by the National Interbank Funding Center on the business day before each drawdown or rate change. EURIBOR is the Euro Interbank Offered Rate (EIBOR) published by the European Banking Association three business days prior to each adjustment. ESTR stands for the ECB’s Euro Unsecured Overnight Rate (EUREX). TONAR refers to the Yen Unsecured Overnight Rate (TYNR) released by the Bank of Japan three business days before each funding drawdown or rate adjustment. TIBOR is the interbank lending rate published by the Japan Banking Association three business days prior to each loan drawdown or rate change. CORRORA refers to the overnight guaranteed rate of interest published by the Bank of Canada three business days prior to the drawdown or interest rate adjustment for each financing.

The interest rate adjustment date shall be determined in accordance with the following 21.6:

(1) The 21st day of each month (monthly/quarterly/semi-annual/annual) is fixed as the interest rate adjustment day, and the 21st day of holidays (postponed or not postponed).

(2) 21.6 The corresponding day of the loan issuance date (monthly/quarterly/half-yearly/year) shall be the interest rate adjustment day (holidays will not be extended), and if there is no corresponding day, the last day of the month shall be regarded as the corresponding day of the loan.

3. See 21.6.

(III) Interest on the loan under this contract shall be calculated on a daily basis from the actual drawdown date based on the actual number of borrowing days (For currencies other than Hong Kong dollars and British pounds, the daily interest rate shall be calculated as the annual interest rate divided by 360; for other currencies, the daily interest rate shall be calculated as the annual interest rate divided by 365). The interest settlement method shall be as specified in Section 21.7 below:

(1) Interest is settled on a 21.7 basis (monthly/quarterly/biannual/yearly), with the settlement date being the end of each 21.7 month/quarter/semi-annual/annual

On the 20th day of the last month (if the interest rate adjustment date is fixed on the 21st but postponed due to holidays), the interest settlement date will be extended to the day before the adjustment date. Borrowers must settle interest on the corresponding settlement date. When the loan matures, interest shall be settled along with the principal. If the final repayment date of the principal is not on the settlement date, any unpaid interest shall be settled together with the principal.

(2) The interest shall be settled in a lump sum on the maturity date of the loan, and the interest shall be settled along with the principal.

(IV) Unless otherwise specified, the interest rate of the loan referred to in this Contract shall be calculated by simple interest and shall be the annual interest rate.

Article 6 Conditions for Drawing

The lender shall provide the loan under this contract after the borrower meets the following conditions:

(1) The borrower shall open a 21.8 account with the lender.

(2) The borrower shall provide relevant documents and materials and complete relevant procedures as required by the lender.

(III) If the loan under this Contract is a foreign currency loan, the borrower has completed the approval, registration and other legal procedures related to the loan in accordance with relevant laws and regulations.

(IV) Where the loan under this Contract is guaranteed by mortgage or pledge, the relevant registration and/or insurance procedures have been completed as required by the Lender, and such guarantee or insurance shall remain valid. Where the loan under this Contract is guaranteed by guaranty, the guaranty contract has been signed and effective according to law.

(5) No default under this Contract or other contracts signed between the Borrower and the Lender has occurred.

Article 7 Payment of Borrowings

(1) Lender entrusted payment

Under any of the following circumstances, the lender shall disburse loan funds to the borrower’s transaction counterparties that comply with the purposes specified in this contract and the transaction agreement, based on the borrower’s drawdown application and payment authorization. If the borrower uses the “Zheshang Bank Loan Fund Entrusted Payment Authorization” formulated by the lender, the borrower agrees to use such authorization as the basis for fund disbursement and will not provide additional payment vouchers (or payment evidence) or account passwords.

1. The single payment amount exceeds RMB 10 million;

2. Other circumstances agreed by both parties are shown in 21.9.

When the lender adopts entrusted payment, it shall verify whether the payment recipients and amounts specified in the borrower’s payment application match the corresponding commercial documents (including but not limited to purchase/sale contracts, agreements, orders, and shipping documents) according to the agreed loan purpose. Upon approval, the loan funds shall be transferred through the borrower’s account to their transaction counterparties. The lender reserves the right to reject any payment application that deviates from the contractually stipulated purposes, and all resulting losses shall be borne by the borrower.

(2) The borrower makes the payment independently

For the payment of loan funds other than entrusted payment by the lender, after the lender disburses the loan funds to the borrower’s account according to the borrower’s withdrawal application, the borrower shall independently pay the loan funds to the borrower’s trading partners that meet the purposes agreed in the contract.

If the borrower pays the loan independently, the borrower shall report the payment of the loan funds to the lender on a quarterly basis.

The lender shall have the right to verify whether the loan payment is used for the agreed purpose through account analysis, certificate verification or on-site investigation.

(3) During the process of loan disbursement or payment, if the borrower’s credit status deteriorates, their operational and financial conditions show significant deterioration, there are irregularities in the use of borrowed funds or attempts to circumvent entrusted payments, or other major breaches of contractual obligations occur, the lender may adjust the terms or methods of loan disbursement and payment as appropriate, and may suspend or terminate the disbursement and payment of loan funds.

Article 8 Sources of Repayment Funds and Repayment

(I) The source of funds for the borrower to repay the principal and interest under this Contract includes but is not limited to: See 21.10.

(Ii) The borrower shall pay the interest in full and on time as agreed herein and repay the principal of the loan in accordance with the provisions of Item 21.11 below:

1. The principal of the loan shall be repaid in a lump sum upon maturity.

2. The principal of the loan shall be repaid in installments. The specific amount and date of repayment are as follows: See 21.21.

(III) The Borrower shall, on the interest settlement date or the principal repayment date stipulated in this Contract, keep sufficient interest or principal payable in the current period in the account opened by the Lender, and irrevocably authorize the Lender to actively draw the interest or principal from such account on the agreed interest settlement date or principal repayment date.

(4) The lender shall have the right to recover the loan in advance according to the borrower’s fund recovery.

Article 9 Account Supervision

The borrower shall designate a special fund collection account (account name: see 21.12, bank: see 21.12, account number: see 21. 12), and timely provide the fund inflow and outflow of the account according to the requirements of the lender. The lender has the right to monitor the fund collection account, and the borrower shall cooperate with it.

Article 10 Rights and Obligations of the Lender

(1) The lender shall have the right to inspect and supervise the daily operation, financial activities, material inventory and use of loans of the borrower through on-site and off-site methods, and require the borrower to provide financial statements and other documents, materials and information on schedule.

(Ii) When the loan principal, interest, penalty interest, compound interest and other payable expenses are recovered or recovered in advance according to the law or this contract, the lender may directly collect them from all accounts opened by the borrower in Zheshang Bank and all its branches.

If the lender needs to exchange the currency when deducting the amount directly from the borrower’s account for repayment, the conversion rate shall be based on the real-time listing price of the corresponding currency pair of the lender.

(III) If the borrower commits any adverse act or circumstance, including but not limited to those listed in Article 11 of this Contract, which is sufficient to affect the safety of the loan, the lender may stop issuing the loan or recover the loan in advance.

(4) Where there are several debts between the borrower and the lender, and the repayment of the borrower is insufficient to pay off all the debts, the lender shall determine the debts to be paid by the borrower and the order of offset.

If the amount repaid by the borrower is insufficient to settle the amount payable, the lender shall have the right to decide that the amount shall be used first for repayment

The principal, interest, penalty interest, compound interest and the order of payment of expenses.

(5) It shall have the right to impose credit sanctions on the borrower for evading the supervision of the lender, defaulting on the principal and interest of the loan or other serious breach of contract, to notify relevant departments or units, and to make public disclosure.

(VI) The Lender shall have the right to assign the loan and security interest hereunder to a third party at any time without the consent of the Borrower. The Lender’s assignment of the loan and security interest hereunder shall not release the Borrower from all obligations hereunder.

(7) The lender shall, on the premise that the borrower meets Article 6 of this Contract, issue the loan to the borrower in full and on time (except for delays caused by the borrower or other reasons not attributable to the lender).

Article 11 Rights and Obligations of the Borrower

(1) Having the right to obtain and use the loan in accordance with this contract.

(II) If the loan under this Contract is a foreign currency loan, the relevant approvals, registrations and other legal procedures related to the loan shall be completed in accordance with relevant regulations.

(3) Repayment of the principal and interest of the loan on schedule. If the borrower needs to extend the loan, he shall submit a written application to the lender at least 15 days before the expiration of the loan term, and sign an agreement on loan extension after obtaining the consent of the lender.

(4) The loan shall be used for the purposes agreed herein, and the loan shall not be diverted to the shareholders’ dividends, financial assets, fixed assets, equity and other investments of the borrower, or to the fields and purposes prohibited by the state for production and operation, except as otherwise provided by laws and regulations.

(5) Consciously accept and actively cooperate with the lender and its entrusted units or individuals in their investigation, understanding and supervision of their daily operation, financial status and the use of the loan under this contract; consciously accept and actively cooperate with the lender in the monitoring of the fund collection account and the management and supervision of the loan fund payment.

(6) Provide the lender with true, accurate, complete and effective financial statements and other documents, materials and information required by the lender in a timely manner at the request of the lender.

(7) Prior to full repayment of the principal and interest under this contract, the borrower shall not engage in any of the following acts that may alter the creditor-debtor relationship or affect the realization of the lender’s rights: contracting, leasing, shareholding system reform, joint operation, merger, acquisition, division, joint venture establishment, restructuring, external investment, substantial increase in debt financing, asset (equity) transfer, capital reduction, application for suspension of business for rectification, dissolution, bankruptcy, or other actions that could disrupt the contractual creditor-debtor relationship. The borrower must provide 30 days’ written notice to the lender and obtain written consent prior to implementing such actions, while simultaneously fulfilling debt repayment obligations or making early debt settlement.

(8) If the borrower encounters any other events beyond those specified in the preceding clause that pose risks to its normal operations or materially adversely affect its repayment obligations under this contract, including but not limited to: production suspension, business closure, deregistration, business license revocation, bankruptcy declaration or withdrawal, legal representative or principal responsible person engaging in illegal activities, involvement in significant litigation or arbitration cases, severe operational difficulties, deterioration of financial condition, etc., it shall notify the lender in writing within three days and implement repayment measures.

(9) During the term hereof, if the Borrower provides a guarantee for another person’s debt or mortgages/pledges its main property to a third party, which may affect the repayment ability of the loan under this Contract, it shall notify the Lender in advance in writing and obtain the written consent of the Lender.

(10) The borrower and its investors shall not withdraw funds, transfer assets or transfer shares without authorization in order to evade debts to the lender.

(11) The borrower shall promptly notify the lender in writing of any change in name, legal representative, domicile, business scope and other matters.

(12) If the guarantor under this loan agreement encounters circumstances such as production suspension, business cessation, deregistration, license revocation, dissolution, bankruptcy, involvement in major litigation or arbitration cases, operational losses, partial/complete loss of guarantee capacity corresponding to the loan, or if the collateral or pledged assets (rights) serving as guarantees under this contract suffer depreciation, accidental damage, or loss, the borrower shall promptly provide alternative guarantee measures approved by the lender.

Article 12 Early Repayment

The borrower shall obtain the consent of the lender for repayment in advance; if the lender agrees to the repayment in advance, interest shall be charged on the part of repayment in advance according to the following method 21. 13:

1. Interest shall be charged according to the loan term and agreed interest rate stipulated in this contract.

2. The interest shall be calculated at 21.13 percent (in words) above the agreed execution rate of this Contract according to the actual loan term.

Article 13 Liability for Breach of Contract

(1) If the lender fails to grant the loan to the borrower as agreed on the premise that the borrower performs the obligations hereunder, thereby causing losses to the borrower, the lender shall pay liquidated damages to the borrower according to the amount of default and the number of days of delay, and the calculation of the amount of liquidated damages shall be the same as the calculation of interest for overdue loans in the same period.

(II) If the borrower fails to repay the principal under this contract within the agreed period, the lender shall have the right to charge penalty interest at a rate of 21. 14% above the contractually agreed loan execution rate from the date of default until full repayment of principal and interest. During the overdue period, for RMB-denominated loans, if the Loan Prime Rate (LPR) is adjusted upward, the penalty interest rate shall be correspondingly increased effective from the adjustment date.

(3) If the borrower fails to use the loan for the purposes specified in this contract, the lender shall have the right to charge penalty interest on the misused portion at a rate of 21.15% above the agreed loan execution rate from the date of default until full repayment of principal and interest. During this period, if the Loan Prime Rate (LPR) is adjusted upward, the penalty interest rate shall be correspondingly increased from the adjustment date.

(IV) With respect to the unpaid interest (including penalty interest), the Lender shall have the right to calculate compound interest at the overdue penalty interest rate agreed herein until the interest (including penalty interest) is repaid.

(5) If the same loan is overdue and not used for the purposes agreed herein, the penalty interest rate shall be selected according to the heavier one.

(6) The borrower fails to use the loan for the agreed purpose, fails to draw the loan funds in the agreed manner, or there is a major cross

In the event of default (including but not limited to breaches under other contracts between the borrower and the lender or other branches of Zheshang Bank Co., Ltd.), violation of other obligations under this agreement, misrepresentation in loan application documents, breach of agreed financial targets, or any breach of commitments made under this contract, the lender reserves the right to: require the borrower to rectify such defaults within a specified period; suspend loan disbursements or demand early repayment of existing loans; adjust payment terms; reduce credit limits; renegotiate interest rates; declare immediate maturity of loans under other agreements between the lender and borrower; or implement other asset preservation measures.

(7) If the loan under this contract is granted on a credit basis and the borrower’s credit rating, profitability, debt-to-asset ratio, net cash flow from operating activities, and other key indicators fail to meet the lender’s credit requirements, the lender shall have the right to suspend loan disbursement, demand early repayment of existing loans, declare immediate maturity of other loans under any concurrent loan agreements, or implement other asset preservation measures.

(8) If any guarantor under this Contract fails to correct the obligations stipulated in the guaranty contract after being pointed out by the lender, or the guarantor’s ability to guarantee is obviously weakened or lost, the lender shall have the right to take other asset preservation measures against the borrower, such as stopping the issuance of loans, recalling the issued loans or other assets.

(9) The borrower shall compensate the lender for any economic losses caused by its breach of obligations hereunder.

(10) If the lender takes the form of applying for notarization, compulsory execution, litigation or arbitration to realize the creditor’s rights due to the borrower’s breach of contract, the borrower shall bear the notarization fee, attorney’s fee, travel expenses, execution fee, appraisal fee and all other expenses incurred by the lender for realizing the creditor’s rights.

Article 14. Loan Guarantees

The guarantee method for the loan under this contract is as shown in 21.16, and the guarantee contract shall be signed separately. If the maximum amount guarantee method is adopted, the guarantee contract number shall be shown in 21.16.

Article 15 Service of Process

(I) The Borrower confirms that the following addresses are the service addresses for the performance of this Contract, dispute resolution and other relevant legal documents: See 21.17.

(II) The lender or the court/arbitration agency/notary agency may also serve the relevant legal documents by the following electronic means of service: See 21.17.

(3) The service address and method confirmed by the borrower shall apply from the time when the financial contract is formed to the time when all obligations are performed, including those applicable to arbitration and litigation procedures (including the first instance, second instance, retrial and execution).

(IV) Notices issued by the Lender or court/arbitration institution/notary office, as well as legal documents involved in litigation, shall be deemed served upon mailing to the aforementioned addresses. For electronic delivery, service shall be deemed effective upon sending relevant notices or legal documents to the designated address. The Borrower shall ensure that the provided addresses or delivery methods are accurate and valid. Any changes to such information must be promptly notified in writing to the Lender or court/arbitration institution/ notary office; otherwise, the original addresses/methods shall remain valid. If the provided information is inaccurate, false, or if changes are not timely notified, or if the Borrower or collection agent (whether designated or not) fails to notify the legal representative of the Lender or court/arbitration institution/notary office,

If the person in charge delivers the notice or refuses to sign for it (including no one to sign for it), resulting in the failure of the relevant notice or legal documents to be actually received, the effect of service shall not be affected, and the borrower shall bear the legal consequences arising therefrom.

(5) The lender or the court/arbitration agency/notary office may serve the notice or legal document by one or more of the above methods. If multiple methods are used, the service shall have the effect of service, and the time of service shall be subject to the first service.

Article 16 Provisions on Value-Added Tax

(I) The taxable income collected by the Lender from the Borrower under this Contract shall include VAT, and the relevant tax rate shall be determined and adjusted in accordance with national laws and regulations. Both parties shall bear all responsibilities arising from their timely and full payment of taxes in accordance with national laws and regulations.

(2) The lender shall issue VAT invoices to the borrower in accordance with applicable national laws and regulations. The borrower must provide all required information and materials for invoice issuance, ensuring that the submitted documents are truthful, accurate, and complete. The borrower shall also submit relevant supporting documents as required by the lender. If the borrower requires a VAT special invoice, they must possess the status of a “General VAT Taxpayer” and comply with other statutory requirements and procedures. Failure to meet these conditions may result in the lender’s refusal to issue the VAT special invoice.

(3) Where errors in issuing VAT invoices to the borrower are caused by the borrower, the borrower shall bear full responsibility. The lender reserves the right to claim compensation for losses or adverse consequences resulting from such errors. In cases requiring cancellation of original invoices or issuance of red-ink invoices due to erroneous VAT invoice issuance, or in the event of lost VAT invoices, the borrower shall cooperate with the lender to complete relevant procedures in accordance with applicable national laws and regulations.

Article 17 Dispute Settlement

(I) Any dispute arising from the performance of this Contract shall be settled by both parties through negotiation; if no agreement can be reached through negotiation, the dispute shall be settled in accordance with the following method 21. 18:

1. Litigation. The people’s court where the lender is domiciled shall have jurisdiction.

2. Arbitration. See 21. 18 (Arbitration Institution) for arbitration in accordance with its arbitration rules.

During litigation or arbitration, the terms of this contract that are not in dispute shall still be performed.

(Ii) The laws of the People’s Republic of China (not including the laws of Hong Kong, Macao and Taiwan regions for the purpose of this Contract) shall apply to this Contract and be interpreted in accordance with them.

(3) Enforce the notarized special agreement clause with compulsory effect See 21. 18 (applicable/ineffective)

The lender and borrower hereby jointly confirm: The borrower agrees to apply for notarization with compulsory enforcement effect regarding this contract. The borrower undertakes that, in the event of default (including early maturity declared by the lender) regarding repayment obligations upon maturity, they shall voluntarily accept compulsory enforcement by the People’s Court. The lender may directly apply to the notary institution for an enforcement certificate and petition the competent People’s Court for compulsory enforcement. The borrower waives all defense rights and voluntarily accepts the court’s enforcement actions. This compulsory enforcement clause, as a special agreement, takes precedence over the dispute resolution method stipulated in the first paragraph of this article.

Article 18 Other Matters

(1) In the event of a drawdown date falling on a non-bank business day during contract performance, the transaction shall be postponed to the next business day. Should a repayment date also fall on a non-bank business day and the borrower’s repayment account with the lender contains insufficient funds to cover the current interest or principal payments, the payment shall be deferred to the next business day.

(Ii) “Maturity” as used in this Contract includes the circumstances under which the Lender declares the debt to be due in advance in accordance with the provisions of this Contract or national laws and regulations.

(3) The Lender shall have the right to provide information related to this Contract and other relevant information about the Borrower to the People’s Bank of China Credit Reference System or other legally established credit information databases in accordance with applicable laws and regulations or requirements of financial regulatory authorities, for the purpose of inquiry and use by qualified institutions or individuals. The Lender also reserves the right to access the Borrower’s relevant information through the People’s Bank of China Credit Reference System and other legally established credit information databases for the purpose of establishing and performing this Contract.

(4) See 21.19.

Article 19 Effectiveness of Contract

This contract shall come into force upon being signed or sealed by both parties.

This contract is made in 21.20 copies, with each party having one copy and each guarantor having 21.20 copies, which are equally authentic.

Article 20. Notice

The Lender has drawn the attention of the Borrower to a comprehensive and accurate understanding of the terms of this Contract, especially the bold part, and has made corresponding explanations of the terms at the request of the Borrower. The parties hereto have a consistent understanding of the meaning of this Contract.

(20007300) Zhejiang Shangyin Bank Jiezi (2025) No.00277

Article 21

21.1 The type of loan is: short-term working capital loan

21.2 The purpose of borrowing is to pay for goods, etc

21.3 The currency and amount of the loan are (in words) RMB 5 million

21.4 The loan term is from August 0 5 ,2025 to August 0 5 ,2026

21.5 The interest rate of RMB borrowing shall be in accordance with the following second way:

1. floating interest rate

Implementation in accordance with _ (1-year/5 years or more) LPR+/ basis points (BP)

Interest rate adjustment is based on a period of / (one month, three months, or twelve months)

2. The fixed rate is implemented at an annual interest rate of 3.3%, equivalent to 1-year LPR+3 0 basis points (BP)/

21.6 The interest rate of foreign exchange borrowing shall be determined according to the following method 1:

1. The annual interest rate is a fixed borrowing rate of /%

2. / (A loan rate composed of months) / (SOFR/TERM SOFR/HIBOR/SHIBOR/EURIBOR/ ESTR/TONAR/TIBOR/CORRA) + basis points (BP) that fluctuates on a 1 (big) month basis

The interest rate adjustment date shall be determined as follows:

(1) Fixed the 21st day of each month (end of month, end of half year, end of year) as the interest rate adjustment day. Holidays (postponed/not postponed)/

(2) The corresponding day shall be the interest rate adjustment day on the corresponding day of the loan issuance date (month/quarter/half year/ year> the corresponding day shall be the interest rate adjustment day (holidays shall not be extended), and if there is no corresponding day, the last day of the month shall be regarded as the corresponding day of the loan

3. _____ /

21.7 The settlement method is the following (1)

(1) Interest is settled by quarter (monthly/quarterly/half-yearly/year), and the interest settlement date is the 20th day of the last month of each quarter (monthly/quarterly/semi-annual/annual)

21.8 The borrower opens a general settlement account with the lender

21.9 Other circumstances agreed upon by both parties

21.10 The source of funds for the borrower to repay the principal and interest under this Contract includes but is not limited to:

1. sales income

2.      /

3.      /

21.11 Repay the principal of the loan in accordance with item 1 below

21.12 Special fund withdrawal account (Account name: Hangzhou Xinzi Photoelectric Technology Co., LTD., Bank: Zheshang Bank Hangzhou Linan Branch, Account number: 3310012010120100000746)

21.13 Interest on the portion of the prepayment shall be charged in accordance with the following method 2

2. The interest shall be charged at the rate of 10% above the contractually agreed execution rate (in words)

21.14 From the date of default, the penalty interest shall be charged at a rate of 5% above the loan execution rate agreed herein (in words)

21.15 From the date of default, the penalty shall be charged at a rate of 1% above the loan execution rate agreed herein (in words)

(20007300) Zhejiang Shangyin Bank Jiezi (2025) No.00277

breath

21.16 The guarantee method is a guarantee, and the guarantee contract shall be signed separately. If the maximum amount guarantee method is adopted, the guarantee contract number shall be (2000 7300) Zhejiang Merchant Bank Gaobao (2024) No.00102

21.17 Service Clause

(I) The borrower confirms the following addresses as the service addresses for relevant legal documents under this Contract, including contract performance and dispute settlement:

Address: No. 128 Qingxian Road, Linglong Street, Lin ‘an District, Hangzhou City

Zip code: 311300

To: Meng Yanling

Tel: 15088630027

(2) The lender or the court/arbitration agency/notary agency may also serve relevant legal documents by the following electronic means:

1. Mobile phone message (number): 15088630027

2. Fax (number): ___/

3. Email (box): ___/

4. Other electronic methods: 1

21.18 Dispute settlement

(1) If no agreement can be reached through consultation, the dispute shall be settled in the following manner 1

1. Litigation. The people’s court where the lender is domiciled shall have jurisdiction

2. Arbitration. Submit to (the arbitration institution) for arbitration in accordance with its arbitration rules

(3) Special agreement clause granting compulsory enforcement effect shall not apply to this Article (this Article applies/this Article does not apply)

21.19 Other Matters (IV) If the borrower is a client of the lender in the “Specialized, refined, Specialized and New” list and exits from any of the “Specialized, refined, Specialized and New” lists during the credit period due to deterioration of business conditions or other reasons, the lender shall have the right to terminate the drawing, recover part or all of the loan in advance.

21.20 This contract is made in triplicate, with each party having one copy, the guarantor having one copy and the lender holding another copy, all of which have the same effect

(Signed page)

Borrower (signature)	Lender (signature)
Legal representative or authorized agent:	Leading official Authorized Agent:
date of contract : _____________August 2021
(sun Shijing Street, Lin ‘an District, Hangzhou City 5 3 7 Signing place: __________

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